Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

July 29, 2022

Piedmont Office Realty Trust, Inc.

5565 Glenridge Connector

Suite 450

Atlanta, Georgia 30342

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to $250,000,000 in aggregate offering price of shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares are to be issued from time to time pursuant to the Prospectus Supplement and the Distribution Agreement (each as defined herein) in one or more transactions deemed to be “at the market” offerings (each, an “Offering” and, collectively, the “Offerings”) under Rule 415 of the 1933 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The Prospectus, dated July 29, 2022, as supplemented by a Prospectus Supplement, dated July 29, 2022 (the “Prospectus Supplement”), filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Piedmont Office Realty Trust, Inc.

July 29, 2022

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the sale and issuance of the Shares, (b) the authorization of the execution, delivery and performance by the Company of the Distribution Agreement, the Master Forward Confirmations (as defined herein) and each Supplemental Confirmation (as defined in the Distribution Agreement) under the Master Forward Confirmations and (c) the delegation to a Pricing Committee of the Board (the “Pricing Committee”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Distribution Agreement (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7. The Equity Distribution Agreement, dated July 29, 2022 (the “Distribution Agreement”), by and among the Company and Piedmont Operating Partnership, LP, a Delaware limited partnership, on the one hand, and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined in the Distribution Agreement), JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Bank of America, N.A., The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each in its capacity as purchaser under any Forward Contract (as defined in the Distribution Agreement) (collectively, the “Forward Purchasers”), and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as agent for its affiliated Forward Purchaser, on the other hand;

8. The Master Confirmations, each dated as of July 29, 2022 (collectively, the “Master Forward Confirmations”), by and between the Company and each of the Forward Purchasers;

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Piedmont Office Realty Trust, Inc.

July 29, 2022

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Sections 4.6 and 4.7 of Article IV of the Charter.

6. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Distribution Agreement, any Supplemental Confirmation under the Master Forward Confirmations, the Resolutions and any other resolutions adopted by the Board or the Pricing Committee relating to the Shares, the Shares will be validly issued, fully paid and nonassessable.

Piedmont Office Realty Trust, Inc.

July 29, 2022

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offerings (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP